UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 6, 2021

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 West Liberty Street, 12th Floor, Reno, Nevada 89501

(Address of principal executive offices, including zip code)

(775) 328-0100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2021, Caesars Entertainment, Inc. (the “Company”), CRC Finco, Inc. (“Finco”), Caesars Resort Collection, LLC (“CRC”) and U.S. Bank National Association, as trustee and collateral agent (the “Secured Notes Trustee”), entered into the Second Supplemental Indenture, dated as of August 6, 2021 (the “Secured Notes Guaranty”), to the indenture, dated as of July 6, 2021 (the “Secured Notes Indenture”), executed and delivered by CRC and Finco to the Secured Notes Trustee. A copy of the Secured Notes Guaranty is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Company, Finco, CRC and Deutsche Bank Trust Company Americas, as trustee (the “Senior Notes Trustee”), entered into the Fourth Supplemental Indenture, dated as of August 6, 2021 (the “Senior Notes Guaranty”), to the indenture, dated as of October 16, 2017 (the “Senior Notes Indenture”), executed and delivered by Finco and CRC Escrow Issuer, LLC (“Escrow Issuer”) to the Senior Notes Trustee. The obligations of Escrow Issuer were assumed by CRC on December 22, 2017.

The Company also entered into the Guarantee Agreement, dated as of August 6, 2021 (the “Credit Facility Guaranty” and, together with the Secured Notes Guaranty and the Senior Notes Guaranty, the “Company Guarantees”), in favor of U.S. Bank National Association, as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”), for the benefit of the certain lenders, agents and banks that are party to that certain credit agreement, dated as of December 22, 2017 (as amended from time to time, the “Credit Agreement”), by and among CRC, the Collateral Agent, Credit Suisse AG, Cayman Islands Branch, as administrative agent, the joint lead arrangers and joint bookrunners named therein and the other parties party thereto.

Pursuant to the Company Guarantees, the Company agreed to fully and unconditionally guarantee on a senior unsecured basis, (i) the obligations of CRC and Finco under the Secured Notes Indenture, including the due and punctual payment of interest on the Company’s 5.750% Senior Secured Notes due 2025 issued under the Secured Notes Indenture; (ii) the obligations of CRC and Finco under Senior Notes Indenture, including the due and punctual payment of interest on the Company’s 5.25% Senior Notes due 2025 issued under the Senior Notes Indenture; and (iii) the obligations of CRC under the Credit Agreement, including the due and punctual payment of interest on the senior secured term loan in an original aggregate principal amount of $4,700 million, which will mature in 2024 and the senior secured revolving credit facility in an aggregate principal amount of up to $1,025 million, which will mature in 2022 and the senior secured incremental term loan in an original aggregate principal amount of $1,800 million, which will mature in 2025. Each of the Company Guarantees will terminate upon, among other events, the earliest of (i) date on which the Company ceases to be the 100% owner, directly or indirectly of the equity interests of CRC and (ii) the date on which CRC notifies the collateral agent or applicable trustee, that the applicable Company Guarantee is not required in order to maintain a credit rating of any of the term loans under the Credit Agreement or the notes issued under the Secured Notes Indenture or the Senior Notes Indenture, as applicable, from Moody’s or that CRC has elected not to obtain or maintain a credit rating of the term loans under the Credit Agreement or the notes issued under the Secured Notes Indenture or the Senior Notes Indenture, as applicable, from Moody’s.

A copy of the Secured Notes Guaranty is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of the Senior Notes Guaranty is attached hereto as Exhibit 4.2 and is incorporated herein by reference. A copy of the Credit Facility Guaranty is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing descriptions of the Secured Notes Indenture, the Senior Notes Indenture and the Credit Agreement are each qualified in their entirety by reference to the full text of each the Secured Notes Indenture, the Senior Notes Indneture and the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of August 6, 2021, among Ceasars Entertainment, Inc., CRC Finco, Inc., Caesars Resort Collection, LLC and U.S. Bank National Association, as trustee and collateral agent.

4.2	Fourth Supplemental Indenture, dated as of August 6, 2021, among Ceasars Entertainment, Inc., CRC Finco, Inc., Caesars Resort Collection, LLC and Deutsche Bank Trust Company Americas, as trustee.

10.1	Guarantee Agreement, dated as of August 6, 2021, by Ceasars Entertainment, Inc. in favor of U.S. Bank National Association, as collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT, INC.

Date: August 9, 2021	By:	/s/ Bret Yunker
Bret Yunker
Chief Financial Officer